Exhibit 23.1
CONSENT OF ERNST & YOUNG L.L.P., INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Employee Stock Purchase
Plan of Rational Software Corporation of our reports dated April 21, 1998, except for Note Fifteen, as to which the date is April 23, 1998, with respect to the consolidated financial statements of Rational Software Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1998 and the related financial statement schedule included herein, filed with the Securities and Exchange Commission.

                                         /s/ Ernst & Young L.L.P.


Palo Alto, California
January 15, 1999